EXHIBIT 10.8

THE PROVIDENT BANK

AMENDED AND RESTATED VOLUNTARY BONUS DEFERRAL PLAN

The Provident Bank (“Bank”), establishes this Amended and Restated Voluntary Bonus Deferral Plan (“Plan”) effective January 1, 2009, to enable eligible employees to defer some part, or all, of any future bonus awarded to them under the Bank’s Management Incentive Bonus Program (“MIBP”).

1. Election to Defer. An eligible employee may participate in this Plan by executing a form of deferral election, a copy of which is annexed hereto as Exhibit “A”, under which each calendar year the eligible employee can elect irrevocably to defer the receipt of either one-half (1/2) or all of any bonus that may be awarded to the employee under the MIBP in the following calendar year. In no event shall any bonus deferral be permitted with respect to any bonus previously or concurrently awarded under the MIBP and which the eligible employee would otherwise have the unrestricted right to receive currently. Any election by an eligible employee to defer a future bonus shall be made in the calendar year next preceding the calendar year of the bonus award; provided, however, that if the bonus award constitutes performance-based compensation for purposes of section 409A of the Internal Revenue Code of 1986 (the “Code”), a deferral election may be made at any time prior to the six month period that ends on the last day of the related performance measurement period. Subject to the provisions of the Plan, an eligible employee’s election shall specify in the deferral election form when and in what manner distribution shall be made of any deferred bonus awards and shall further designate the person or persons to receive distribution thereof in the event of his death.

2. Period of Deferral. An eligible employee may defer a bonus award for a period of 5 years, 10 years, or until attainment of age 60 or 65 as he may elect, but in no event shall any amount be deferred beyond the taxable year in which such employee attains age 65. Such election shall be made concurrently with, and shall apply to payments attributable to amounts deferred pursuant to, the deferral election. Notwithstanding anything in the Plan to the contrary, an eligible employee may, at any time prior to January 1, 2008, elect a new time and form of payment for amounts deferred as of December 31, 2007 and earnings thereon and, prior to January 1, 2009, elect a new time and form of payment for amounts deferred as of December 31, 2008 and earnings thereon; provided, however, that the payment shall be made no earlier than January 1, 2008 or January 1, 2009, as applicable.

3. Investment and Adjustment of Bonus Awards. Any award deferred pursuant to an eligible employee’s election as aforesaid shall be invested by the Board of Managers, in its sole discretion, in a portfolio of assets consisting of any combination of obligations of the United States with maturities not exceeding five years in duration. From time to time the value of the portfolio shall be adjusted to reflect all interest paid or accrued thereon, as well as any realized and unrealized gains and losses. A separate account shall be maintained in the name of each eligible employee which account shall be credited with the amount of such employee’s deferred bonuses. From time to time, the value of each account shall be adjusted to reflect its proportionate share of the net increment or decrement in the portfolio of assets established hereunder. For purposes of making any distribution under paragraph 4 below the value of an eligible employee’s interest in the portfolio shall be its value (adjusted as aforesaid) as of the last day of the month next preceding the month distribution occurs.

4. Payment of Deferred Bonus Awards. Except as otherwise provided in this paragraph, or in the case of a hardship distribution described in paragraph 5 or a “Change in Control” described in paragraph 6, the amount of an eligible employee’s separate account (adjusted as provided in paragraph 3) shall be distributed to the eligible employee in a lump-sum or in annual installments after such number of years or after attaining such age as he may elect in accordance with paragraph 2, or, in the event of his death or Disability, in a lump-sum to the employee or to the person or persons designated by the eligible employee to receive such distribution. An eligible employee who wishes to receive a distribution of his separate account in installments may elect to receive it in either three (3) or five (5) annual installments. If distribution is to be made in annual installments, the amount of each installment shall be equal to the adjusted value of the eligible employee’s separate account determined in accordance with paragraph 3 above multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining to be made. If an eligible employee’s service is terminated for reasons other than death or Disability prior to his attainment of age 62, the undistributed balance of such employee’s separate account shall be paid to him in a single lump sum within ninety (90) days following termination of service. The preceding two sentences shall govern notwithstanding that such payment would be made prior to the year it is otherwise due in full or scheduled to commence in installments in accordance with such employee’s election. Disability means, with respect to an eligible employee: (a) any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of at least twelve (12) months and as a result of which either: (i) the employee is unable to engage in any substantial gainful activity or (ii) the employee has been receiving income replacement benefits for a period of at least three (3) months under an accident and health plan covering employees of the employee’s employer, or (b) any condition as a result of which the employee is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board. The existence of a Disability shall be determined by the Administrator in accordance with section 409A of the Code and the regulations thereunder.

5. Unforeseeable Emergency. Notwithstanding the provisions of paragraphs 1 and 4 hereof, upon request of an eligible employee the Board of Managers, in its sole discretion, may permit the distribution of some portion or all of his separate account prior to the time or times otherwise specified in such employee’s deferral election. Such distribution shall only be permitted upon a finding by the Board of Managers of an Unforeseeable Emergency. Unforeseeable Emergency means, with respect to an eligible employee, a severe financial hardship to the employee resulting from an illness or accident of the Participant, the Participant’s spouse, beneficiary or dependent (within the meaning of section 152 of the Code, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code), loss of the employee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee. The existence of an Unforeseeable Emergency shall be determined by the Board of Managers in accordance with section 409A of the Code and the regulations thereunder.

6. Distribution in the Event of a Change in Control. Notwithstanding any other provision of this Plan or of any election made by an eligible employee with respect to the period of any bonus deferral or the form and timing of any distributions from his separate account, the undistributed balance thereof shall be distributed to him within 60 days of the date of a “Change in Control” as hereafter defined. For purposes hereof, a “Change in Control” shall mean the occurrence of any event which constitutes a “change in control” for purposes of section 409A of the Code.

7. Rights of Eligible Employee or Other Distributee. Nothing contained herein, and no action taken pursuant to the provisions hereof shall create, or be deemed to create a trust of any kind, or to establish any fiduciary relationship between the Bank and any eligible employee or other distributee. All payments made pursuant to this Plan shall be made from the general assets of the Bank. To the extent that any person acquires a right to receive payments from the Bank under the provisions hereof, such right shall be no greater than the right of an unsecured general creditor of the Bank. The Bank shall retain and exercise all rights of ownership of any assets of the portfolio established in accordance with paragraph 3 hereof, and neither the eligible employee nor any other person shall have any claim or right to any of such funds or other property.

8. Nonassignability of Benefits. Neither the eligible employee nor any other person shall have any power or right to assign, anticipate, hypothecate or otherwise encumber any deferred bonus awards payable by the Bank hereunder, nor shall any such awards be transferable by operation of law in the event of the bankruptcy or insolvency of the eligible employee or other person.

9. Administration of the Plan. The Board of Managers shall have the exclusive authority to manage and control the operation and administration of the Plan and shall be the named fiduciary as described in section 402(a) of the Employee Retirement Income Security Act of 1974. The Board of Managers shall make all determinations regarding the right of any person to receive a benefit under the Plan and to determine the amount and time of distribution thereof in accordance with the provisions of this Plan and the eligible employee’s election. The interpretation and construction of this Plan by the Board of Managers, and any action taken hereunder, shall be binding and conclusive upon the eligible employee and any other person claiming any rights hereunder. The Board of Managers may from time to time delegate to such person or persons or to such committee as it shall designate any one or more of its administrative duties under the Plan.

10. Right to Amend and Terminate the Plan. The Bank reserves the right to amend the Plan in whole or in part and to terminate the Plan at any time, provided that no such action shall affect the rights of any eligible employee or other person to receive payment of benefits in accordance with the terms of the Plan as in effect on the day immediately preceding the effective date of such amendment or termination, except as may be necessary to comply with the requirements of section 409A of the Code or cause the Plan to fail to comply with the requirements of section 409A of the Code.

11. Special Terms, Gender and Number. Whenever used herein, the term “Board of Managers” shall mean the Board of Managers of The Provident Bank. The term “total disability” shall mean a physical or mental condition that renders an eligible employee incapable of carrying out the ordinary duties and responsibilities of his usual occupation. Whenever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural.

12. Incompetency. If the Board of Managers determines that an eligible employee (or the designated beneficiary of an eligible employee) is unable to manage his affairs, it may, in its sole discretion, pay any amount due to such person to the individual or institution then providing for the care, maintenance and support of such person, unless prior to such payment claim shall be made therefor by a duly appointed guardian, committee or other legal representative designated to receive such payment on behalf of such person.

13. Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey to the extent not inconsistent with applicable federal law and in such manner as shall be necessary to conform to the requirements of section 409A of the Code.

14. Restrictions on Payments to Specified Employees. Notwithstanding anything in the Plan to the contrary, to the extent required under section 409A of the Code, no payment to be made to a specified employee (within the meaning of section 409A of the Code) on account of his termination of service (within the meaning of section 409A of the Code) shall be made sooner than six (6) months after such termination of service, and no payment shall be made to a specified employee within the six (6) months after such termination of service by reason of Disability, Unforeseeable Emergency or Change in Control that occurs after such termination of service. All payments required to be deferred hereunder shall be deferred to and payable on the first day of the seventh calendar month to begin after such termination of service.

IN WITNESS WHEREOF, The Provident Bank has adopted this Amended and Restated Deferred Bonus Plan effective as of January 1, 2009.

THE PROVIDENT BANK

By:	/s/ Janet Krasowski
	Name:	Janet Krasowski
	Title:	Senior Vice President

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